UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2012

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 South Plum Grove Road, Palatine, Illinois	60067
(Address of principal executive offices)	(Zip Code)

(847) 303-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 5.02(e) is also responsive to Item 1.01 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2012 the board of directors (the “Board”) of Addus HomeCare Corporation (the “Company”) and its wholly-owned subsidiary, Addus HealthCare, Inc. (“Addus HealthCare”) authorized Addus HealthCare to adopt the Executive Nonqualified Excess Plan (the “Plan”), which became effective immediately upon adoption. The Plan is a nonqualified deferred compensation plan, pursuant to which certain highly compensated employees or management or independent contractors (“Participants”) may elect to make deferrals of compensation that are not subject to the various limits imposed by the Internal Revenue Code on qualified retirement plans. Pursuant to the Plan, Participants may elect to defer up to 70% of base salary and up to 100% of performance-based compensation and commissions. Addus HealthCare may also make discretionary contributions to a Participant’s deferred compensation account, which vest in increments based on the Participant’s number of years of service and become fully vested upon the Participant’s completion of five years of service (or, if earlier, upon the Participant’s death or disability or upon a change in control event as defined in the Plan). A Participant’s deferrals and any discretionary employer contributions are credited to a deferred compensation account pending the occurrence of an applicable “Qualifying Distribution Event.” Qualifying Distribution Events may include (i) separation from service with Addus HealthCare, (ii) disability, (iii) death, (iv) specified “in-service” dates designated by the participant in his or her participation agreement, and (v) unforeseeable emergencies.

Upon the occurrence of an applicable Qualifying Distribution Event, distributions to the Participant (including distributions of discretionary employer contributions, to the extent vested) commence in accordance with the following schedule. Distributions upon the death of a Participant are to be made to the Participant’s beneficiary in a lump sum. Distributions upon separation from service or disability may be made in a lump sum or in installments over a term of up to ten years, as specified by the Participant. In-service distributions may be made in a lump sum or in installments over a term of up to five years, as specified by the Participant. Distributions may also be made upon occurrence of an unforeseen emergency by request to Addus HealthCare, and such distributions will be made in a lump sum in an amount not to exceed the amount required to satisfy the unforeseeable emergency plus any amounts necessary to pay taxes payable as a result of such distribution.

The Plan is administered by the management of Addus HealthCare. The Plan is an unfunded, nonqualified deferred compensation plan that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

This summary is qualified in its entirety by reference to the full text of (i) the Plan’s adoption agreement, attached hereto as Exhibit 99.1 and incorporated by reference herein, and (ii) the Plan document, attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	The Executive Nonqualified “Excess” Plan Adoption Agreement, by Addus HealthCare, Inc., dated April 1, 2012

99.2	The Executive Nonqualified Excess Plan Document, dated April 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: April 5, 2012	By:	/s/ Dennis B. Meulemans
	Name:	Dennis B. Meulemans
	Title:	Chief Financial Officer